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                                                                      Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT

      1.    The Finance Company, a Virginia corporation (100%).

            a. The Insurance Agency, Inc., a Virginia corporation owned 100% by The Finance Company.

            b. TFC Receivables Corporation, a Virginia corporation owned 100% by The Finance Company.

            c. TFC Receivables Corporation 2, a Delaware corporation owned 100% by The Finance Company.

            d. TFC Receivables Corporation III, a Delaware corporation owned 100% by The Finance Company.

            e. TFC Receivables Corporation IV, a Delaware corporation owned 100% by The Finance Company.

            f. TFC Receivables Corporation V, a Delaware corporation owned 100% by The Finance Company.

      2.    First Community Finance, Inc., a Virginia corporation (100%).

      3.    Recoveries, Inc., a Virginia corporation (100%).

      4.    PC Acceptance.com, Inc., a Virginia corporation (100%).